Exhibit (4)(c)(6)

                              EXTENSION AGREEMENT


     EXTENSION AGREEMENT, dated as of January 5,2001, among WEST PHARMACEUTICAL~ SERVICES, INC., a Pennsylvania corporation (the "Company"), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the Company, collectively, the "Borrowers"), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the "Agent").

                                   WITNESETH:


     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of July 26, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to Section 5.9 of the Credit Agreement, the Borrowers are required within one hundred and sixty-five (165) days after the Closing Date to cause certain of their Subsidiaries to become co-borrowers under the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Banks amend the Credit Agreement to extend the one hundred and sixty-five-day period to two hundred and ten days; and

     WHEREAS, the Required Banks have agreed to do so on the terms and conditions set forth herein.

     NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  for  other
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


     1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     2. Amendment to Section 5.9 (Notice and Joinder of New Subsidiaries). The second sentence of Section 5.9 of the Credit Agreement is hereby amended by deleting the phrase "one hundred and sixty-five (165) days after the Closing Date" and inserting in lieu thereof the phrase "two hundred and ten (210) days after the Closing Date".

     3. Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent that:

          (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby;

          (b) The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

          (c) The execution and delivery of this Agreement by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4. Effectiveness. This Agreement shall become effective upon the Agent receiving counterparts hereof duly executed by the Borrowers and the Required Banks.

     5. Limited Effect. Except as expressly amended by this Agreement, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.

     6. Release. Recognizing and in consideration of the Banks' and the Agent's agreement to the amendments set forth herein, each of the Borrowers hereby waives and releases the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or the Agent's acts or omissions with respect to this Agreement, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein.

     7. Miscellaneous.

          (a) Expenses. Each of the Borrowers agrees to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (c) Successor and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

          (e) Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

          (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        WEST PHARMACEUTICAL SERVICES, INC.

                                        By:    /s/ Stephen M. Heumann
                                        Name:      Stephen M. Heumann
                                        Title:     Vice President




                                        WEST PHARMACEUTICAL SERVICES
                                        OF FLORIDA, INC.


                                        By:    /s/ Stephen M. Heumann
                                        Name:      Stephen M. Heumann
                                        Title:     Vice President



                                        WEST PHARMACEUTICAL SERVICES
                                        LAKEWOOD, INC.

                                        By:    /s/ Stephen M. Heumann
                                        Name:      Stephen M. Heumann
                                        Title:     Vice President

                                        WEST PHARMACEUTICAL SERVICES
                                        GROUP LIMITED

                                        By:   /s/ John R. Gailey III
                                        Name:     John R. Gailey III
                                        Title:    Director




                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Bank and as Agent

                                        By:
                                        Name:
                                        Title:




                                        FIRST UNION NATIONAL BANK, as a Bank

                                        By:
                                        Name:
                                        Title:




                                        DRESDNER BANK, AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES, as a Bank

                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:

                                        WEST PHARMACEUTICAL SERVICES
                                        GROUP LIMITED

                                        By:
                                        Name:
                                        Title:



                                        PNC BANK NATIONAL ASSOCIATION,
                                        as a Bank and as Agent

                                        By:   /s/ Amy T. Peterson
                                        Name:     Amy T. Peterson
                                        Title:    Vice President




                                        FIRST UNION NATIONAL BANK, as a Bank

                                        By:
                                        Name:
                                        Title:



                                        DRESDNER BANK, AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES, as a Bank


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:

                                        WEST PHARMACEUTICAL SERVICES
                                        GROUP LIMITED

                                        By:
                                        Name:
                                        Title:



                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Bank and as Agent


                                        By:
                                        Name:
                                        Title:



                                        FIRST UNION NATIONAL BANK, as a Bank

                                        By:    /s/ Constantin E. Chepurny
                                        Name:      Constantin E. Chepurny
                                        Title:     Senior Vice President



                                        DRESDNER BANK, AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES, as a Bank

                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:

                                      WEST PHARMACEUTICAL SERVICES GROUP LIMITED


                                      By:
                                      Name:
                                      Title:




                                      PNC BANK, NATIONAL ASSOCIATION,
                                      as a Bank and as Agent


                                      By:
                                      Name:
                                      Title:




                                      FIRST UNION NATIONAL BANK, as a Bank

                                      By:
                                      Name:
                                      Title:



                                      DRESDNER BANK, AG, NEW YORK AN])
                                      GRAND CAYMAN BRANCHES, as a Bank

                                      By:    /s/ Richard Morris
                                      Name:      Richard Morris
                                      Title:     Senior Vice President


                                      By:    /s/ Deborah Carlson
                                      Name:      Deborah Carlson
                                      Title:     First Vice President

                                      NATIONAL CITY BANK, as a Bank

                                      By:  /s/ Thomas J. McDonnell
                                      Name:    Thomas J. McDonnell
                                      Title:   Senior Vice President




                                      THE CHASE MANHATTAN BANK,
                                      as a Bank


                                      By:
                                      Name:
                                      Title:




                                      MELLON BANK, NA., as a Bank

                                      By:
                                      Name:
                                      Title:

                                      NATIONAL CITY BANK as a Bank

                                      By:
                                      Name:
                                      Title:




                                      THE CHASE MANHATTAN BANK
                                      as a Bank


                                      By:
                                      Name:
                                      Title:





                                      MELLON BANK NA., as a Bank


                                      By:   /s/ Mark W. Torie
                                      Name:     Mark W. Torie
                                      Title:    VP